Exhibit 99.1

Broadcom Inc. Announces First Quarter Fiscal Year 2025 Financial Results and Quarterly Dividend

•Revenue of $14,916 million for the first quarter, up 25 percent from the prior year period
•GAAP net income of $5,503 million for the first quarter; Non-GAAP net income of $7,823 million for the first quarter
•Adjusted EBITDA of $10,083 million for the first quarter, or 68 percent of revenue
•GAAP diluted EPS of $1.14 for the first quarter; Non-GAAP diluted EPS of $1.60 for the first quarter
•Cash from operations of $6,113 million for the first quarter, less capital expenditures of $100 million, resulted in $6,013 million of free cash flow, or 40 percent of revenue
•Quarterly common stock dividend of $0.59 per share
•Second quarter fiscal year 2025 revenue guidance of approximately $14.9 billion, an increase of 19 percent from the prior year period
•Second quarter fiscal year 2025 Adjusted EBITDA guidance of approximately 66 percent of projected revenue (1)

PALO ALTO, Calif. – March 6, 2025 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its first quarter of fiscal year 2025, ended February 2, 2025, provided guidance for its second quarter of fiscal year 2025 and announced its quarterly dividend.

“Broadcom’s record first quarter revenue and adjusted EBITDA were driven by both AI semiconductor solutions and infrastructure software. Q1 AI revenue grew 77% year-over-year to $4.1 billion and infrastructure software revenue grew 47% year-over-year to $6.7 billion,” said Hock Tan, President and CEO of Broadcom Inc. “We expect continued strength in AI semiconductor revenue of $4.4 billion in Q2, as hyperscale partners continue to invest in AI XPUs and connectivity solutions for AI data centers.”

“Consolidated revenue grew 25% year-over-year to a record $14.9 billion. Adjusted EBITDA increased 41% year-over-year to a record $10.1 billion,” said Kirsten Spears, CFO of Broadcom Inc. “Free cash flow was $6.0 billion, up 28% year-over-year.”

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

First Quarter Fiscal Year 2025 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q1 25	Q1 24	Change	Q1 25	Q1 24	Change
Net revenue	$14,916	$11,961	+25%	$14,916	$11,961	+25%
Net income	$5,503	$1,325	+$4,178	$7,823	$5,254	+$2,569
Earnings per common share - diluted	$1.14	$0.28	+$0.86	$1.60	$1.10	+$0.50

(Dollars in millions)	Q1 25	Q1 24	Change
Cash flow from operations	$6,113	$4,815	+$1,298
Adjusted EBITDA	$10,083	$7,156	+$2,927
Free cash flow	$6,013	$4,693	+$1,320

Net revenue by segment
(Dollars in millions)	Q1 25		Q1 24		Change
Semiconductor solutions	$8,212	55%	$7,390	62%	+11%
Infrastructure software	6,704	45	4,571	38	+47%
Total net revenue	$14,916	100%	$11,961	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $9,307 million, compared to $9,348 million at the end of the prior fiscal quarter.

During the first fiscal quarter, the Company generated $6,113 million in cash from operations and spent $100 million on capital expenditures. The Company paid $2,036 million of withholding taxes related to net settled equity awards that vested in the quarter (resulting in the elimination of 8.7 million shares).

On December 31, 2024, the Company paid a cash dividend of $0.59 per share, totaling $2,774 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Second Quarter Fiscal Year 2025 Business Outlook

Based on current business trends and conditions, the outlook for the second quarter of fiscal year 2025, ending May 4, 2025, is expected to be as follows:

•Second quarter revenue guidance of approximately $14.9 billion; and
•Second quarter Adjusted EBITDA guidance of approximately 66 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend of $0.59 per share. The dividend is payable on March 31, 2025 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on March 20, 2025.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the first quarter of fiscal year 2025 and to discuss the business outlook today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom’s website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops, and supplies a broad range of semiconductor, enterprise software and security solutions. Broadcom’s category-leading product portfolio serves critical markets including cloud, data center, networking, broadband, wireless, storage, industrial, and enterprise software. Our solutions include service provider and enterprise networking and storage, mobile device and broadband connectivity, mainframe, cybersecurity, and private and hybrid cloud infrastructure. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and uncertainty; government regulations, trade restrictions and trade tensions; global political and economic conditions relating to our international operations; our acquisition of VMware, Inc., including our ability to realize the expected benefits; any acquisitions or dispositions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; dependence on and risks associated with distributors and other channel partners of our products; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cyber security threats and a breach of security systems; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; cyclicality in the semiconductor industry or in our target markets; our ability to make successful investments in research and development; our ability to continue achieving design wins with our customers, as well as the timing of any design wins; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our ability to improve our manufacturing capacity and quality; involvement in legal proceedings; ability of our software products to manage and secure IT infrastructures and environments; demand for our data center virtualization products and customer acceptance of our products, services and business strategy; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; use of open source software in our products; sales to government customers; our ability to manage products and services lifecycles; quarterly and annual fluctuations in operating results; our competitive performance;

our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our compliance with privacy and data security laws; our provision for income taxes and overall cash tax costs; our ability to maintain tax concessions in certain jurisdictions; potential tax liabilities as a result of acquiring VMware; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; and other events and trends on a national, regional, industry-specific and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which are available without charge at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	February 2, 2025	November 3, 2024	February 4, 2024

Net revenue	$14,916	$14,054	$11,961
Cost of revenue:
Cost of revenue	3,273	3,399	3,114
Amortization of acquisition-related intangible assets	1,484	1,602	1,380
Restructuring charges	14	51	92
Total cost of revenue	4,771	5,052	4,586
Gross margin	10,145	9,002	7,375
Research and development	2,253	2,234	2,308
Selling, general and administrative	949	1,010	1,572
Amortization of acquisition-related intangible assets	511	813	792
Restructuring and other charges	172	318	620
Total operating expenses	3,885	4,375	5,292
Operating income	6,260	4,627	2,083
Interest expense	(873)	(916)	(926)
Other income, net	103	52	185
Income from continuing operations before income taxes	5,490	3,763	1,342
Provision for (benefit from) income taxes	(13)	(442)	68
Income from continuing operations	5,503	4,205	1,274
Income from discontinued operations, net of income taxes	—	119	51
Net income	$5,503	$4,324	$1,325

Basic income per share:
Income per share from continuing operations	$1.17	$0.89	$0.28
Income per share from discontinued operations	—	0.03	0.01
Net income per share	$1.17	$0.92	$0.29

Diluted income per share:
Income per share from continuing operations	$1.14	$0.87	$0.27
Income per share from discontinued operations	—	0.03	0.01
Net income per share	$1.14	$0.90	$0.28

Weighted-average shares used in per share calculations:
Basic	4,695	4,679	4,517
Diluted	4,836	4,828	4,666

Stock-based compensation expense included in continuing operations:
Cost of revenue	$153	$159	$161
Research and development	822	839	863
Selling, general and administrative	305	316	548
Total stock-based compensation expense	$1,280	$1,314	$1,572

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended
	February 2, 2025	November 3, 2024	February 4, 2024

Gross margin on GAAP basis	$10,145	$9,002	$7,375
Amortization of acquisition-related intangible assets	1,484	1,602	1,380
Stock-based compensation expense	153	159	161
Restructuring charges	14	51	92
Acquisition-related costs	—	—	6
Gross margin on non-GAAP basis	$11,796	$10,814	$9,014

Research and development on GAAP basis	$2,253	$2,234	$2,308
Stock-based compensation expense	822	839	863
Acquisition-related costs	—	—	1
Research and development on non-GAAP basis	$1,431	$1,395	$1,444

Selling, general and administrative expense on GAAP basis	$949	$1,010	$1,572
Stock-based compensation expense	305	316	548
Acquisition-related costs	107	86	285
Selling, general and administrative expense on non-GAAP basis	$537	$608	$739

Total operating expenses on GAAP basis	$3,885	$4,375	$5,292
Amortization of acquisition-related intangible assets	511	813	792
Stock-based compensation expense	1,127	1,155	1,411
Restructuring and other charges	172	318	620
Acquisition-related costs	107	86	286
Total operating expenses on non-GAAP basis	$1,968	$2,003	$2,183

Operating income on GAAP basis	$6,260	$4,627	$2,083
Amortization of acquisition-related intangible assets	1,995	2,415	2,172
Stock-based compensation expense	1,280	1,314	1,572
Restructuring and other charges	186	369	712
Acquisition-related costs	107	86	292
Operating income on non-GAAP basis	$9,828	$8,811	$6,831

Interest expense on GAAP basis	$(873)	$(916)	$(926)
Loss on debt extinguishment	65	52	—
Interest expense on non-GAAP basis	$(808)	$(864)	$(926)

Other income, net on GAAP basis	$103	$52	$185
(Gains) losses on investments	4	30	(33)
Other	(31)	—	—
Other income, net on non-GAAP basis	$76	$82	$152

	Fiscal Quarter Ended
	February 2, 2025	November 3, 2024	February 4, 2024

Provision for (benefit from) income taxes on GAAP basis	$(13)	$(442)	$68
Non-GAAP tax reconciling adjustments	1,286	1,506	735
Provision for income taxes on non-GAAP basis	$1,273	$1,064	$803

Net income on GAAP basis	$5,503	$4,324	$1,325
Amortization of acquisition-related intangible assets	1,995	2,415	2,172
Stock-based compensation expense	1,280	1,314	1,572
Restructuring and other charges	186	369	712
Acquisition-related costs	107	86	292
Loss on debt extinguishment	65	52	—
(Gains) losses on investments	4	30	(33)
Other	(31)	—	—
Non-GAAP tax reconciling adjustments	(1,286)	(1,506)	(735)
Income from discontinued operations, net of income taxes	—	(119)	(51)
Net income on non-GAAP basis	$7,823	$6,965	$5,254

Net income on GAAP basis	$5,503	$4,324	$1,325
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	1,995	2,415	2,172
Stock-based compensation expense	1,280	1,314	1,572
Restructuring and other charges	186	369	712
Acquisition-related costs	107	86	292
Loss on debt extinguishment	65	52	—
(Gains) losses on investments	4	30	(33)
Other	(31)	—	—
Non-GAAP tax reconciling adjustments	(1,286)	(1,506)	(735)
Income from discontinued operations, net of income taxes	—	(119)	(51)
Other Adjustments:
Interest expense	808	864	926
Provision for income taxes on non-GAAP basis	1,273	1,064	803
Depreciation	142	156	139
Amortization of purchased intangibles and right-of-use assets	37	40	34
Adjusted EBITDA	$10,083	$9,089	$7,156

Weighted-average shares used in per share calculations - diluted on GAAP basis	4,836	4,828	4,666
Non-GAAP adjustment (1)	59	77	113
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	4,895	4,905	4,779

Net cash provided by operating activities	$6,113	$5,604	$4,815
Purchases of property, plant and equipment	(100)	(122)	(122)
Free cash flow	$6,013	$5,482	$4,693

Fiscal Quarter Ending
May 4,
Expected average diluted share count:	2025

Weighted-average shares used in per share calculation - diluted on GAAP basis	4,840
Non-GAAP adjustment (1)	107
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	4,947

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	February 2, 2025	November 3, 2024

ASSETS
Current assets:
Cash and cash equivalents	$9,307	$9,348
Trade accounts receivable, net	4,955	4,416
Inventory	1,908	1,760
Other current assets	4,820	4,071
Total current assets	20,990	19,595
Long-term assets:
Property, plant and equipment, net	2,465	2,521
Goodwill	97,871	97,873
Intangible assets, net	38,583	40,583
Other long-term assets	5,449	5,073
Total assets	$165,358	$165,645

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,905	$1,662
Employee compensation and benefits	922	1,971
Short-term debt	5,653	1,271
Other current liabilities	12,430	11,793
Total current liabilities	20,910	16,697
Long-term liabilities:
Long-term debt	60,926	66,295
Other long-term liabilities	13,733	14,975
Total liabilities	95,569	97,967

Stockholders’ equity:
Preferred stock	—	—
Common Stock	5	5
Additional paid-in capital	66,848	67,466
Retained earnings	2,729	—
Accumulated other comprehensive income	207	207
Total stockholders' equity	69,789	67,678
Total liabilities and equity	$165,358	$165,645

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended
	February 2, 2025	November 3, 2024	February 4, 2024

Cash flows from operating activities:
Net income	$5,503	$4,324	$1,325
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	2,032	2,455	2,206
Depreciation	142	156	139
Stock-based compensation	1,280	1,314	1,582
Deferred taxes and other non-cash taxes	(696)	(868)	(294)
Loss on debt extinguishment	65	52	—
Non-cash interest expense	97	91	102
Other	41	138	38
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(539)	249	1,756
Inventory	(148)	134	(14)
Accounts payable	241	(85)	(74)
Employee compensation and benefits	(908)	196	(660)
Other current assets and current liabilities	26	(1,410)	(2,182)
Other long-term assets and long-term liabilities	(1,023)	(1,142)	891
Net cash provided by operating activities	6,113	5,604	4,815
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	(25,416)
Purchases of property, plant and equipment	(100)	(122)	(122)
Purchases of investments	(105)	(30)	(13)
Sales of investments	18	20	89
Other	13	—	(15)
Net cash used in investing activities	(174)	(132)	(25,477)
Cash flows from financing activities:
Proceeds from long-term borrowings	2,986	4,969	30,010
Payments on debt obligations	(8,090)	(7,472)	(934)
Proceeds from commercial paper, net	3,980	—	—
Payments of dividends	(2,774)	(2,484)	(2,435)
Repurchases of common stock - repurchase program	—	—	(7,176)
Shares repurchased for tax withholdings on vesting of equity awards	(2,036)	(1,204)	(1,114)
Issuance of common stock	—	126	—
Other	(46)	(11)	(14)
Net cash provided by (used in) financing activities	(5,980)	(6,076)	18,337

Net change in cash and cash equivalents	(41)	(604)	(2,325)
Cash and cash equivalents at beginning of period	9,348	9,952	14,189
Cash and cash equivalents at end of period	$9,307	$9,348	$11,864

Supplemental disclosure of cash flow information:
Cash paid for interest	$671	$738	$750
Cash paid for income taxes	$404	$832	$904